Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD, 72EE, 73, 74U and 74V correctly,the correct answers are as follows...

	 A 	 C 	 H 	 I 	 Y
72. DD)
1.	n/a	n/a	n/a	n/a	n/a
2.	5018	1214	9997	3484	1
3.	n/a	n/a	n/a	n/a	n/a
4.	n/a	n/a	n/a	n/a	n/a





72. EE)
1.	n/a	n/a	n/a	n/a	n/a
2.	72	17	144	50	0
3.	n/a	n/a	n/a	n/a	n/a
4.	n/a	n/a	n/a	n/a	n/a





73.  A)
1.	n/a	n/a	n/a	n/a	n/a
2.	1.92	1.92	1.92	1.92	1.92
3.	n/a	n/a	n/a	n/a	n/a
4.	n/a	n/a	n/a	n/a	n/a





73.  B)
1.	n/a	n/a	n/a	n/a	n/a
2.	0.03	0.03	0.03	0.03	0.03
3.	n/a	n/a	n/a	n/a	n/a
4.	n/a	n/a	n/a	n/a	n/a





74. U)
1.	25497	6334	46538	5215	7324
2.	2842	691	5639	1993	0
3.	650	730	2050	14	n/a
4.	415	293	1863	n/a	n/a





74. V)
1.	$25.78	$25.04	$25.78	$25.84	$25.84
2.	$25.78	$25.46	$25.77	$25.81	$25.83
3.	$21.66	$20.80	$21.67	$21.71	n/a
4.	$17.33	$16.58	$17.33	n/a	n/a